EXHIBIT 21.1

                SUBSIDIARIES OF SAVVIS COMMUNICATIONS CORPORATION


Company                                                      Jurisdiction of Formation
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
SAVVIS Communications Corporation                             Missouri, United States
SAVVIS Communications International, Inc.                     Delaware, United States
SAVVIS Europe B.V.                                            Netherlands
SAVVIS Germany GmbH                                           Germany
SAVVIS Italia S.r.l.                                          Italy
SAVVIS Switzerland A.G.                                       Switzerland
SAVVIS UK Limited                                             United Kingdom
SAVVIS Australia Pty Ltd                                      Australia
SAVVIS Hong Kong Limited                                      Hong Kong
SAVVIS New Zealand Limited                                    New Zealand
SAVVIS Singapore Company Pte Ltd                              Singapore
SAVVIS Philippines, Inc.                                      Philippines
SAVVIS Communication Canada, Inc.                             Ontario, Canada
SAVVIS Mexico, Sociedad Animo de Capital Variable             Mexico
SAVVIS Argentina, S.A.                                        Argentina
SAVVIS Panama, S.A.                                           Panama
SAVVIS Venezuela, S.A.                                        Venezuela
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